UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2018 (April 4, 2018)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

 (Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a.)
On April 4, 2018, the Board of Directors of Tronox Limited (the “Company”) appointed Ginger M. Jones as a Class A Director of the Company to replace Timothy C. Carlson who resigned as a Class A Director of the Company on the same day. Ms. Jones was also appointed to serve as a member of the Company’s audit committee. Mr. Carlson will remain Senior Vice President, Chief Financial Officer of the Company. A copy of the Company’s press release announcing the appointment of Ms. Ginger M. Jones to the Tronox Limited Board of Directors is attached hereto as Exhibit 99.1.

Ms. Jones has announced that she will retire from Cooper Tire & Rubber Company (“Cooper”), where she is Senior Vice President and Chief Financial Officer, later this year. In addition to her responsibilities as CFO, Ms. Jones is responsible for Cooper’s business information systems and corporate strategic planning. Prior to joining Cooper, Ms. Jones served as CFO of Plexus Corp., and Vice President and Corporate Controller of Banta Corporation. Earlier in her career, Ms. Jones held various finance and accounting positions for the Drive Logic Division of CCC Information Services Group, Inc.; Choice Parts, LLC, a joint venture between ADP and The Reynolds and Reynolds Company; The Reynolds and Reynolds Company; O-Cedar Brands, Inc.; and Deloitte & Touche. Ms. Jones holds a Master of Business Administration from The Ohio State University and a bachelor’s degree in accounting from the University of Utah. She is a certified public accountant. Ms. Jones is a member of the board of directors of Libbey Inc., and currently serves on Libbey’s compensation committee and as chair of its audit committee.

Ms. Jones will receive compensation consistent with the other non-employee directors of the Company. Pursuant to this program, Ms. Jones will receive an annual cash retainer of $75,000, payable quarterly in arrears, and an additional annual retainer of $15,000, payable quarterly in arrears, for serving as a member of the audit committee.  In addition, Ms. Jones is entitled to an annual equity grant of time-based restricted share units with a fair market value of $150,000. For the 2018 fiscal year, Ms. Jones will receive a pro rata share for each of the cash retainers and equity grant.

(b.)
On April 4, 2018, Richard L. Muglia informed the Company that he was retiring, effective May 31, 2018, and was stepping down as the Company’s Senior Vice President, General Counsel and Secretary, effective as of April 4, 2018. Mr. Muglia will remain with the Company in an advisory role until such retirement date. In connection with Mr. Muglia’s retirement, the Company announced on April 4, 2018 the appointment of Mr. Jeffrey N. Neuman as Senior Vice President, General Counsel and Secretary, effective April 5, 2018. A copy of the Company’s press release announcing the appointment of Mr. Jeffrey N. Neuman as Senior Vice President, General Counsel and Secretary is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 9, 2018.
99.2	Press Release, dated April 4, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Jeffrey Neuman
Date: April 9, 2018	Name:	Jeffrey Neuman
	Title:	Senior Vice President, General Counsel and Secretary